EXHIBIT 10.2

CONSENT NO. 4 AND WAIVER

CONSENT NO. 4 AND WAIVER (this “Consent”) dated as of April 26, 2007, pursuant to the $400,000,000 Amended and Restated Credit Agreement dated as of June 28, 2004 (as heretofore amended, the “Credit Agreement”) among KINDRED HEALTHCARE, INC. (the “Borrower”), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent and Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Borrower has informed the Agents and the Lenders that (a) the Borrower intends to enter into certain Agreements for Sale of Real Estate dated as of April 27, 2007 (collectively, the “Ventas Agreement”) with Ventas Realty, Limited Partnership (together with its affiliates, “Ventas Realty”) pursuant to which agreements the Borrower has agreed, subject to certain conditions, to purchase on or before June 30, 2007 (the “Ventas Facilities Purchase”) from Ventas Realty the Healthcare Facilities listed on Schedule A hereto (the “Ventas Facilities”) for aggregate consideration (the “Ventas Facilities Purchase Consideration”) comprising a cash payment of approximately $171,500,000, all as more fully set forth in the Ventas Agreement, (b) the Borrower proposes to effect the purchase of the Ventas Facilities through the Borrower or one or more Restricted Subsidiaries (the Borrower or any such Restricted Subsidiary, a “Purchaser”) and (c) the Borrower and Ventas Realty will enter into certain lease amendment agreements (the “Proposed Master Lease Amendments”) with respect to the Master Lease Agreements pursuant to which the Ventas Facilities and other properties are currently leased by the Borrower, pursuant to which amendments the Purchasers shall, among other things, agree to pay a lease termination fee of approximately $3,500,000 with respect to the Ventas Facilities and to provide Ventas Realty with certain enhanced reporting and inspection rights; and

WHEREAS, the Borrower has also informed the Agents and the Lenders that, following the consummation of the Ventas Facilities Purchase, the Borrower intends to pursue (i) a sale of the Ventas Facilities to one or more Persons (other than the Borrower or any direct or indirect Subsidiary of the Borrower), which sales may be effected by means of a sale of the Borrower’s Equity Interests in the Restricted Subsidiaries that then own such facilities and no other unrelated assets (any such sale, a “Proposed Ventas Facility Sale”), (ii) a sale of the personal property, inventory and any other operating assets associated with each Ventas Facility (any such sale, a “Proposed Personal Property Sale”) and (iii) a sale of the Accounts relating to each Ventas Facility (any such sale, a “Proposed Accounts Sale”), with the intention (but no requirement being established hereby) of consummating transactions of the type described in the preceding provisions of this paragraph with respect to all Ventas Facilities by March 31, 2008 and for aggregate cash consideration expected (but not required hereby) of approximately $90,000,000;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Future Assets to be Added to Collateral. The Required Lenders hereby waive compliance by the Borrower with the provisions of paragraphs (b) and (g) of Section 5.09 of the Credit Agreement to the extent (but solely to the extent) that such provisions would require the Borrower or any Restricted Subsidiary, upon consummation of the Ventas Facilities Purchase, to cause one or more of the Ventas Facilities to be added to the Collateral; provided that if a Proposed Ventas Facility Sale is not consummated on or prior to March 31, 2008 with respect to a Ventas Facility, then the Borrower shall, and shall cause each applicable Purchaser to, comply with the provisions of paragraphs (b) and (g) of Section 5.09 of the Credit Agreement to the extent applicable to such Ventas Facility, assuming for such purpose that such Ventas Facility was acquired by the Borrower or such Purchaser on such date.

Section 3. Consolidations, Mergers and Asset Sales. The Required Lenders hereby (a) waive compliance by the Borrower with the provisions of Section 7.03(a) and Section 7.03(c)(ii)(y) of the Credit Agreement to the extent (but only to the extent) necessary to permit the Borrower and the Purchasers to enter into and consummate any Proposed Ventas Facility Sale and any related Proposed Personal Property Sale and Proposed Accounts Sale, (b) agree that no portion of the basket provided for in Section 7.03(c)(ii)(y) of the Credit Agreement shall be deemed to have been utilized by any Proposed Ventas Facility Sale and any related Proposed Personal Property Sale and Proposed Accounts Sale and (c) agree that, for all other purposes of the Financing Documents, any Proposed Ventas Facility Sale and any related Proposed Personal Property Sale and Proposed Accounts Sale shall be deemed to have been made pursuant to, and in accordance with, Section 7.03 of the Credit Agreement; provided that at the time of, and immediately after giving effect to, any such sale, no Default shall have occurred and be continuing.

Section 4. Limitations on Acquisitions and Investments. The Required Lenders hereby (a) waive compliance by the Borrower with the provisions of Section 7.08 of the Credit Agreement to the extent (but only to the extent) necessary to permit the consummation of the Ventas Facilities Purchase, (b) agree that no portion of the basket provided for in Section 7.08(b)(ii) of the Credit Agreement shall be deemed to be utilized by the payment of the Ventas Facilities Purchase Consideration and (c) agree that, for all other purposes of the Credit Agreement, the Ventas Facilities Purchase shall be deemed to have been made pursuant to, and in accordance with, Section 7.08(b) of the Credit Agreement; provided that at the time of, and immediately after giving effect to, the Ventas Facilities Purchase, no Default shall have occurred and be continuing.

Section 5. No Modification of Certain Documents without Consent. The Required Lenders hereby waive compliance by the Borrower with the provisions of Section 7.12(c) of the Credit Agreement, and with respect to each Ventas Facility, Section 2.08(b) of the Leasehold Mortgage applicable to such Ventas Facility, to the

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extent (but only to the extent) necessary to permit the Proposed Master Lease Amendments.

Section 6. Waiver of Events Of Default. The Required Lenders hereby waive any Default or Event of Default that may arise under Section 8.01(g) of the Credit Agreement solely as a result of the Proposed Master Lease Amendments and the consummation of the transactions contemplated thereby.

Section 7. Calculation Of Consolidated EBITDAR. The Required Lenders and the Borrower hereby agree that the Proposed Ventas Facility Sales and any related Proposed Personal Property Sale and Proposed Accounts Sale shall be deemed to be Asset Sales for purposes of calculating Consolidated EBITDAR with respect to any period in which any such sale occurs.

Section 8. Calculation Of Consolidated EBITDA. The Required Lenders and the Borrower hereby agree that any Consolidated EBITDA attributable to any Ventas Facility shall be excluded from the calculation of Consolidated EBITDA upon consummation of the Ventas Facilities Purchase.

Section 9. Calculation Of Consolidated Rental Expense. The Required Lenders and the Borrower hereby agree that any rental expense attributable to any Ventas Facility shall be excluded from the calculation of Consolidated Rental Expense upon consummation of the Ventas Facilities Purchase.

Section 10. Release of Liens. The Borrower and the Required Lenders hereby agree that:

(a) contemporaneously with the closing of each Proposed Ventas Facility Sale, pursuant to Section 7.02 of each applicable Mortgage, each Ventas Facility included in such sale shall be automatically released from the Lien of such Mortgage; provided that such release shall not extend to any cash or other proceeds received by the Borrower or any of its Restricted Subsidiaries in connection with the consummation of any such transaction;

(b) contemporaneously with the closing of each Proposed Personal Property Sale and each Proposed Accounts Sale, pursuant to Section 2.18 of the Credit Agreement and Section 5(e) and Section 25 of the Security Agreement, the property sold pursuant to such Proposed Personal Property Sale and the Accounts sold pursuant to such Proposed Accounts Sale shall, in each case, be automatically released from the Security Interests of the Security Agreement; provided that such releases shall not extend to any cash or other proceeds received by the Borrower or any of its Restricted Subsidiaries in connection with the consummation of any such transaction; and

(c) the Administrative Agent and the Collateral Agent are authorized and directed to (i) execute and deliver all release documents reasonably requested and which are reasonably satisfactory to it to evidence any such release (without the requirement of consent from any Lender) and (ii) execute and deliver any consents, agreements or other instruments requested and which are reasonably satisfactory to it to give effect to or otherwise related to the Ventas Facilities Purchase , the Proposed Master Lease Amendments, any Proposed Ventas Facility Sale, any Proposed Personal Property Sale,

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or any Proposed Accounts Sale (without the requirement of consent from any Lender), in each case, all at the Borrower’s sole cost and expense.

Section 11. Notifications. The Borrower hereby agrees to notify the Administrative Agent, promptly upon the occurrence thereof, of (a) the consummation of the Ventas Facilities Purchase and (b) any Proposed Ventas Facility Sale.

Section 12. Representations Correct; No Default. The Borrower represents and warrants that (a) the representations and warranties contained in the Financing Documents are true as though made on and as of the date hereof and will be true on and as of the Consent Effective Date (as defined below) as though made on and as of such date; provided that those representations and warranties that speak only of a specific date shall only speak as of such date and (b) no Default has occurred and is continuing on the date hereof and no Default will occur or be continuing on the Consent Effective Date.

Section 13. Counterparts. This Consent may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 14. Effectiveness. (a) This Consent shall become effective as of the date hereof on the date (the “Consent Effective Date”) when the Administrative Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Lenders (or, in the case of any Lender as to which an executed counterpart shall not have been received, the Administrative Agent shall have received facsimile or other written confirmation from such party of execution of a counterpart hereof by such Lender).

(b) Except as expressly set forth herein, the waivers contained herein shall not constitute a waiver of any term or condition of the Credit Agreement or any other Financing Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Section 15. Governing Law. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first above written.

KINDRED HEALTHCARE, INC., as Borrower

By:	/s/ Hank Robinson
Name: Hank Robinson Title: Sr. V.P. of Tax & Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and as a Lender

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum Title: Executive Director

LENDERS ALLIED IRISH BANKS, P.L.C.

By:	/s/ Martin Chin
Name: Martin Chin Title: SVP

ALLIED IRISH BANKS, P.L.C.

By:	/s/ Mia Bolin
Name: Mia Bolin Title: AVP

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ John Finore
Name: John Finore Title: Vice President

CITICORP USA, INC.

By:	/s/ William Washburn
Name: William Washburn Title: Director/Vice President

FIFTH THIRD BANK, KENTUCKY, INC.

By:	/s/ Richard G. Whipple
Name: Richard G. Whipple Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Dennis Cloud
Name: Dennis Cloud Title: Duly Authorized Signatory

MERRILL LYNCH CAPITAL CORPORATION, a division of Merrill Lynch Business Financial Services, Inc.

By:	/s/ Paula Berry
Name: Paula Berry Title: Vice President

NORTH FORK BUSINESS CAPITAL CORP.

By:	/s/ Thomas F. Furst
Name: Thomas F. Furst Title: Vice President

PNC BANK, N.A.

By:	/s/ Patricia S. Robertson
Name: Patricia S. Robertson Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David Wombwell
Name: David Wombwell Title: Senior Vice President

UBS AG, STAMFORD BRANCH

By:	/s/ Richard L. Tavrow
Name: Richard L. Tavrow Title: Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans Title: Associate Director

WELLS FARGO FOOTHILL INC.

By:	/s/ Richard Bohannon
Name: Richard Bohannon Title: Sr. Vice President

SCHEDULE A

Exhibit A

Facility ID	Name

136	DURHAM NC LASALLE
138	ASHEVILLE NC
182	CORDOVA TN HEALTH NURSING CTR
185	VANCOUVER WA HH HOUME HEALTH
190	WINSTON SALEM NC REHAD HC
219	EMMETT ID
279	LEBANON KY CEDARS OF LEBANON
286	EVANSVILLE IN COLUMBIA NRSG
320	BURLINGAME CA
420	MAYWOOD ACRES HEALTHCARE
461	EDMONDS WA
552	ROCKLAND ME SHORE VILLAGE
558	WALDOBORO ME FIELDCREST
578	WEST LAFAYETTE REHAB and NSG CTR
583	BROCKTON MA EMBASSY HOUSE
742	PHOENIX AZ HH HEALTH and REHAB
746	HOMESTEAD HEALTHCARE and REHAB
779	BEDFORD IN WESTVIEW
802	AKRON OH BRIDGEPARK
804	BIRMINGHAM AL REHAB HC
1238	TUCKER GA TUCKER NURSING CTR
4675	KH – DETROIT